EXHIBIT 10.1

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of August 11, 2021 (the “Execution Date”), by and between MARK DYBUL (the “Executive”) and ENOCHIAN BIOSCIENCES, INC., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein;

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions; and

WHEREAS, each of the Executive and the Company desire to terminate, with and upon the execution of this Agreement, that certain Amended and Restated Director Agreement made between the Executive and the Company on November 21, 2018.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.              Term. The Executive’s employment hereunder shall be effective as of July 1, 2021 or such earlier date as shall be agreed to by the Executive and the Company (the “Effective Date”), and shall continue until the third (3rd) anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement; provided that, on such third (3rd) anniversary and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least ninety (90) days’ prior to the applicable Renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Term”.

2.              Position and Duties.

2.1                Position. During the Term, the Executive shall serve as the Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”). In such position, the Executive shall have such duties, authority, and responsibility as shall be determined from time to time by the Board or its designee, which duties, authority, and responsibility are consistent with the Executive’s position. The Executive shall also serve as a member of the Board, but as of the Effective Date and continuing while this Agreement is in effect, the Executive shall receive no further compensation pursuant to that certain Amended and Restated Director Agreement, as amended, between the Executive and the Company (the “Director Agreement”) for such service.

2.2                Duties. During the Term, the Executive shall devote a substantial majority of the Executive’s business time and attention to the performance of the Executive’s duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to (a) with the prior written consent of the Board, which consent will not be unreasonably withheld or delayed, act or serve as a director, trustee, committee member, or principal of any type of civic or charitable organization as long as such activities are disclosed in writing to the Company, (b) purchase or own less than five percent (5%) of the publicly traded securities of any corporation unaffiliated with the Company, provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation, (c) serve on up to five (5) boards of directors or advisory boards (or other governing bodies) of non-competitive corporations (or other entities) and (d) own membership interests and participate in the operations of Weird Science, LLC; provided however that, the activities described in clauses (a), (b), (c) and (d) do not materially interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder.

2.3                Compliance with Rules and Policies. The Executive shall perform all services in accordance with the policies, procedures and rules established by the Company and the Board. In addition, the Executive shall comply with all laws, rules and regulations that are generally applicable to the Company or its affiliates and their respective employees, directors and officers.

3.              Place of Performance. The principal place of Executive’s employment shall be Los Angeles, California, provided that, the Company acknowledges that the Executive shall continue to reside outside of Los Angeles, and shall commute to Los Angeles as reasonably required during the Term.

4.              Compensation.

4.1                Base Salary. The Company shall pay the Executive an annual rate of base salary of Eight Hundred Fifty Thousand Dollars ($850,000) (the “Base Salary”) in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Executive’s Base Salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term.

4.2                Variable Compensation. The Executive shall be eligible for additional compensation of up to 60% of the Base Salary per year in the sole discretion of the Company’s Compensation Committee (the “Variable Compensation”), subject to any additional terms and conditions that may be adopted by the Company’s Compensation Committee from time to time and in accordance with any Short Term Incentive Plan that may be adopted by the Company. In order to be eligible to receive the Variable Compensation, the Executive must be employed by the Company in good standing at the time of payment. The Company will evaluate and determine the Variable Compensation offered each year based on a combination of Company results and individual performance against the actual performance goals established by the Company, subject to the approval of the Board’s Compensation Committee. The Board or a duly authorized committee thereof, in its discretion, may elect to amend and/or discontinue the Variable Compensation offered to the Executive, provided that the Company does so based on a reasonable, good faith assessment of the performance of the Executive and/or the Company.

4.3                Options. The Executive shall be eligible to receive options to purchase Three Million (3,000,000) shares of Company’s common stock (the “Options”). Options for One Million (1,000,000) shares shall vest upon the achievement of certain performance metrics to be set forth in an option award agreement between the Executive and the Company. Except as set forth in Section 5.2, the remaining Options covering Two Million (2,000,000) shares (the “Time Vesting Options”) shall vest in three equal annual installments on the first, second and third anniversaries of the Effective Date; provided, however, that all vesting is subject to the Executive’s continued employment status through each vesting date; provided further, that following the Effective Date, all unvested Options shall immediately vest upon a Change in Control, as defined below.

4.4                Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plans and applicable law.

4.5                Vacation. During the Term, the Executive shall be entitled to five (5) weeks’ vacation per year in accordance with the Company’s vacation policies, as in effect from time to time.

4.6                Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

4.7                Rental Accommodations. The Company will provide access to a corporate apartment as appropriate, or at the Executive’s option, will reimburse the Executive for reasonable expenses for accommodations in Los Angeles, California, and the Company will also provide a company car, each to be selected by the Executive and reasonably acceptable to the Company.

5.              Termination of Employment. Upon termination of the Executive’s employment during the Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates. The last day in which the Executive is an employee of the Company shall be the “Termination Date.”

5.1                Expiration of the Term, for Cause or Without Good Reason.

(a)                 The Executive’s employment hereunder may be terminated upon expiration of the Agreement in accordance with Section 1, by the Company for Cause or by the Executive without Good Reason. If the Executive’s employment is terminated upon expiration of the Agreement, by the Company for Cause or by the Executive without Good Reason, the Executive shall be entitled to receive:

(i)                  any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid on the Termination Date (as defined below);

(ii)                reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy;

(iii)              such employee benefits, if any, to which the Executive may be entitled under the Company’s employee benefit plans and vested as of the Termination Date, provided that, in no event shall the Executive be entitled to any payments or benefits in the nature of severance or termination payments or benefits except as specifically provided herein; and

(iv)               any vested Options.

Items 5.1(a)(i) through 5.1(a)(iv) are referred to herein collectively as the “Accrued Amounts”.

(b)                For purposes of this Agreement, “Cause” shall mean:

(i)                  the Executive’s willful failure to materially perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii)                the Executive’s willful failure to comply with any valid and legal directive of the Board;

(iii)              the Executive’s engagement in dishonesty, illegal conduct or gross misconduct;

(iv)               the Executive’s embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company;

(v)                the Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or any crime involving moral turpitude;

(vi)               the Executive’s willful unauthorized disclosure of Confidential Information (as defined in the Confidentiality and Proprietary Information Agreement attached hereto as Addendum A);

(vii)             the Executive’s breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

(viii)           The Executive’s violation or material failure by the Executive to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Term.

The Company cannot terminate the Executive’s employment for Cause pursuant to subsections 5.1(b) (i), (ii), (vi), (vii) and/or (viii) unless the Company has provided written notice to the Executive of the existence of any of the conditions set forth above providing grounds for termination for Cause within thirty (30) days of the initial existence of such condition(s) and the Executive has had at least sixty (60) days from the date on which such notice is provided to cure such condition(s) (the “Company Cure Period”).

(c)                 For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following conditions, in each case during the Term without the Executive’s written consent:

(i)                  a material reduction in the Executive’s Base Salary other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportion;

(ii)                any breach by the Company of any material provision of this Agreement or any other agreement between the Executive and the Company;

(iii)              a Change in Control, as defined below; or

(iv)               a material, adverse change in the Executive’s authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law); provided, however, that a reduction in the Executive’s authority, duties or responsibilities solely by virtue of the Company being acquired and made part of a division or subsidiary of the acquirer that contains the Company’s business, and in which the Executive has a comparable position with comparable terms and conditions of employment to this Agreement, shall not constitute a Good Reason.

The Executive cannot terminate his employment for Good Reason unless the Executive has provided written notice to the Company of the existence of any of the conditions set forth above providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such condition(s) and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such condition(s) (the “Executive Cure Period”). If the Executive does not terminate his employment for Good Reason within ten (10) business days after the earlier of the end of the Executive Cure Period or the date the Company provides notice to the Executive during the Executive Cure Period that the Company will not cure the condition(s) that the Executive provided in his written notice, then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

For purposes of this Section 5.1(c), “Change of Control” shall mean the consummation in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)       a sale, transfer or disposition of all or substantially all of the Company’s assets other than to an “Excluded Entity,” which may be one of the following: (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of the Company’s common stock, or (C) another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction;

(ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into an Excluded Entity;

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur under this subsection (iii), as follows: (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by any person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of beneficial ownership held by any person exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, such person becomes the beneficial owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities beneficially owned by such person over the designated percentage threshold, then a Change of Control shall be deemed to occur.

Notwithstanding the foregoing, the following transactions shall not constitute a Change of Control: (A) if its purpose is to change the jurisdiction of the Company’s incorporation, (B) if its purpose is to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, (C) if its purpose is to obtain funding for the Company in a financing that is approved by the Company’s Board, (D) if it is solely the result of the increase of the holdings of an existing shareholder resulting in such existing major shareholder owning a majority of the voting power of the Company without any merger, consolidation or other business combination transaction or (E) if the Board determines in good faith that the transaction does not constitute a Change of Control for purposes of this Agreement.

5.2                Involuntary Termination Without Cause or Voluntary Termination for Good Reason. This Agreement and the Executive’s employment hereunder may be involuntarily terminated by the Company without Cause, or voluntarily terminated by the Executive for Good Reason, and in either case notwithstanding anything to the contrary in this Agreement, the Executive shall be entitled to receive the Accrued Amounts; and subject to the Executive signing and not revoking a release of claims in the form that the Company generally uses in connection with such involuntary termination (the “Release”), the Executive shall receive (a) continued Base Salary for twelve (12) months from the Termination Date, or the date on which the Executive obtains comparable, alternate employment, whichever is earlier, payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence on the next payroll date following the Termination Date; provided that, if the period of time in which the Executive has to consider and revoke the Release (the “Release Execution Period”) begins in one taxable year and ends in another taxable year, payments shall not begin until the later of the first payroll date after January 1 of the year following the Termination Date or after the Release becomes effective upon its terms; provided further that, the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed; (b) the vesting of one third (1/3) of the Time Vesting Options in the event that a portion of such Time Vesting Options remains unvested; (c) a pro rata portion of the variable compensation in Section 4.2; and (d) payment of Executive’s COBRA premiums, and any administrative fees, for a period of 12 months after Executive’s Termination Date if Executive timely elects COBRA coverage.

5.3                Death or Disability. The Executive’s employment hereunder shall terminate automatically upon the Executive’s death during the Term, and the Company may terminate the Executive’s employment on account of the Executive’s Disability.

(a)                 If the Executive’s employment is terminated during the Term on account of the Executive’s death or Disability, the Executive (or the Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the Accrued Amounts.

(b)                Notwithstanding any other provision contained herein, all payments made in connection with the Executive’s Disability shall be provided in a manner which is consistent with federal and state law.

(c)                 For purposes of this Agreement, “Disability” shall mean the Executive is eligible to receive disability insurance under the Company’s voluntary long-term disability program.

5.4                Resignation of All Other Positions. Upon termination of the Executive’s employment hereunder for any reason, the Executive agrees to resign, effective on the Termination Date and shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates. The Executive also agrees to relinquish any power of attorney, signing authority, trust authorization or bank account signatory authorization that the Executive may hold on behalf of the Company or any of its affiliates.

6.              Cooperation. The parties agree that certain matters in which the Executive will be involved during the Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation.

7.              Confidential and Propriety Rights. The Executive will comply with all terms of the Confidential and Proprietary Information Agreement, attached hereto as Addendum A and incorporated herein by reference, as a material condition of this Agreement.

8.              Arbitration. To the extent permitted by applicable law, the parties shall arbitrate disputes in accordance with the terms of the Arbitration Agreement attached hereto as Addendum B and incorporated herein by reference.

9.              Security.

9.1                Security and Access. The Executive agrees and covenants (a) to comply with all Company security policies and procedures as in force from time to time, including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (c) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Executive’s employment by the Company, whether termination is voluntary or involuntary. The Executive agrees to notify the Company promptly in the event he learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

9.2                Exit Obligations. Upon a voluntary or involuntary termination of the Executive’s employment or the Company’s request at any time during the Executive’s employment, the Executive shall (a) provide or return to the Company any and all Company property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with his employment by the Company; (b) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in the Executive’s possession or control and, upon request by the Company, submit an affidavit attesting to such deletion or destruction; (c) produce for inspection any laptops, tablets or other mobile devices that the Executive has used for work-related purposes and permit the Company to delete all Company data from such devices; and (d) disclose to the Company all passwords and passcodes in the Executive’s knowledge and/or possession relating to the Company’s operations.

10.           Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

11.           Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including the Director Agreement. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

12.           Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a specific designee of the Board. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

13.           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

14.           Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

15.           Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.           Tolling. Should the Executive violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.

17.           Section 409A.

17.1             General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” as defined under Section 409A. In the event that the period for consideration of a release of claims and the revocation period crosses two calendar years, payment under this Agreement shall be made on the first payroll date in such second calendar year that occurs on or after the expiration of the applicable release revocation period, regardless of the date the release of claims is signed. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

17.2             Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date (without interest) shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

17.3             Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a)                 the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b)                any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c)                 any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

18.           Notification to Subsequent Employer. For a period of one year after the Executive’s Termination Date, the Executive agrees to notify any subsequent employer of the restrictive covenants sections contained in this Agreement.

19.           Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

20.           Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Enochian Biosciences, Inc.

Attn: Luisa Puche, Chief Financial Officer

Century City Medical Plaza

2080 Century Park East, Suite 906

Los Angeles, CA 90067

And with email copies to:

Clayton Parker

K&L Gates, LLP

Southeast Financial Center, Suite 3900

200 South Biscayne Boulevard

Miami, FL 33131-2399

If to the Executive:

Mark Dybul

____________________________

____________________________

____________________________

21.           Representations of the Executive. The Executive represents and warrants to the Company that:

(a)                 The Executive’s acceptance of employment with the Company and the performance of his or her duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which he/she is a party or is otherwise bound.

(b)                The Executive’s acceptance of employment with the Company and the performance of his or her duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

(c)                 Upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms

22.           Taxes. Under this Agreement, the Company may withhold from any payment or the Executive’s compensation that is required to be made amounts sufficient to satisfy applicable withholding requirements under any federal, state, or local law, impute income to the Executive, as required under applicable law, or subject such payments to applicable deductions.

23.           Protected Rights. Notwithstanding any other provision of this Agreement, nothing contained in this Agreement limits the Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement, including but not limited to the Executive’s Section 7 rights under the National Labor Relations Act, or restricts the Executive from providing truthful information in response to a lawfully issued subpoena or court order. Further, this Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not, in any way restrict the Executive’s rights to communicate with any Government Agency to report suspected unlawful conduct or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized Government Agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Company. Nothing in this Agreement shall infringe, limit, or restrict any rights Employee has under applicable law to discuss terms and conditions of employment. Moreover, nothing in this Agreement prohibits Employee from disclosing information about unlawful acts in the workplace, including but not limited to information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct.

24.           Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

25.           Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS OR HER CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARK DYBUL		ENOCHIAN BIOSCIENCES, INC., a Delaware corporation

Signature:	/s/ Mark Dybul	By:	/s/ Luisa Puche
Print Name:	Mark Dybul	Name:	Luisa Puche
		Title:	Chief Financial Officer

ADDENDUM A

CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT

Mark Dybul (“Employee”) understands that, by virtue of Employee’s employment with Enochian BioSciences, Inc. (“the Company”), Employee will acquire and/or be exposed to confidential and proprietary information of Company, and thus, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee acknowledges and accepts this Confidential and Proprietary Information Agreement (“Agreement”):

1.              Confidential Information

1.1       Confidential Information. Company may, in its discretion, convey to Employee, either verbally, or by written, printed, graphic, pictorial, electronic, or other forms of communication, certain confidential, trade secret, and/or proprietary information of Company (“Confidential Information”). “Confidential Information” is to be broadly defined and includes all information that has or could have actual or potential commercial or economic value or other utility in the business of Company (including its affiliates, partners, principals, employees, representatives, and contractors), its customers, and all others with whom it does business. Confidential Information includes, but is not limited to all forms and types of financial, business, scientific, technical, economic, or engineering information, including but not limited to Developments (as defined in this Agreement); plans; devices; designs; prototypes; techniques; methods; processes; procedures; programs; codes; inventions (whether or not patentable or reduced to practice); innovations; improvements; know-how; treatments; drawings; sketches; specifications; patterns; models; sales strategies; sales forecasts; product knowledge; customer lists; customer identities; customer contact information; customer personal information; customer leads and referral sources; customer profiles; customer terms; customer preferences; customer purchasing habits and history; customer contracts; formulas; pricing; schedules; marketing and sales strategies, plans, and materials; financial information and bank statements; forms, policies and procedures; personnel records and data; compensation data; employee rosters and contact information; names of suppliers; contracts with employees and third parties; payments to third parties; licensing deals; profits and margins; analytics and modeling; legal documents; business plans; forecasts; works in progress; research and development; pending projects and proposals; collaboration contacts and agreements (whether potential or realized); potential or current joint venture contacts and agreements; investor, lender, and supplier information; technological data; database; internal communications; manuals; training materials; compilations; software programs; source code; object code; and all other confidential, proprietary and/or trade secret information whether tangible or intangible in any document, form or medium whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing (whether merely remembered or embodied in a tangible or intangible form or medium). Confidential Information also includes any information described in this Section that is related to Company’s customers or business partners, or that Company obtains from a third party and treats as proprietary or confidential, whether or not owned or developed by Company. Confidential Information does not include (i) Developments and/or information that has been independently developed by Employee under California Labor Code Sec. 2870; (ii) was known to the public prior to its disclosure to Employee; (iii) becomes generally known to the public subsequent to disclosure to Employee through no wrongful act of Employee; or (iv) that Employee is required to disclose by applicable law, regulation or legal process (provided that Employee provides Company with prior notice of the contemplated disclosure and cooperates with Company at its expense in seeking a protective order or other appropriate protection of such information). Confidential Information is and shall remain the property of Company. By disclosing information to Employee, Company does not grant any express or implied right to Employee to or under Company’s patents, copyrights, trademarks, trade dress, trade secrets and/or any other proprietary right.

1.2       Nondisclosure. Employee understands that Company has the right to insist on the undivided loyalty of its employees. Employee acknowledges and agrees that all Confidential Information is maintained as a trade secret and is the sole and exclusive property of Company. Employee agrees to hold in strict confidence and trust, both during and after Employee’s employment with Company, all Confidential Information, and not to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, and not to acquire or utilize any Confidential Information for any purpose other than those purposes approved by Company during the course and scope of Employee’s employment with Company. Employee also agrees to refrain from any acts or omissions that would reduce the value of Confidential Information to Company. If disclosure of part or all of Confidential Information must be made to a third party, such disclosure shall be made by Employee only with the consent of Company and under the terms of a confidentiality or non-disclosure agreement with said third party. Employee will not, at any time during or subsequent to his or her employment with Company, acquire, disclose, or use Confidential Information in any unauthorized manner or in any manner detrimental to the best interests of Company. Employee will not, at any time during or subsequent to his or her employment with Company, knowingly permit Confidential Information to be acquired by, disclosed to, or used by any competitor of Company. If Employee originates, develops, or reduces to writing Confidential Information, Employee does so within the scope of Employee’s performance and such Confidential Information will become for all purposes property of Company, and will be treated as Confidential Information. Confidential Information will be entitled to all of the protections and benefits under applicable law. Employee will notify Company in writing immediately after Employee receives a subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information. Employee agrees not to reverse engineer or attempt to derive the composition or underlying information, structure or ideas of any Confidential Information.

1.3       Confidential and Proprietary Information of Others. Employee acknowledges that Company has a strict policy against using confidential or proprietary information belonging to any other person or entity without the express permission of the owner of that information. Employee represents and warrants that the performance by Employee of all of the terms of this Agreement will not result in any breach of any duty owed by Employee to a third party to keep in confidence or not to use any confidential or proprietary information, knowledge or data acquired by Employee in confidence. Employee agrees not to disclose to Company or to induce Company to use any confidential or proprietary information belonging to any third party. Employee will not, at any time, disclose to, or discuss with, Company employees any confidential or proprietary data belonging to Employee’s former employers, nor will Employee bring to Company’s premises any confidential or proprietary information belonging to Employee’s former employers or any other third party, and will not disclose or use any such information while performing work for Company. Employee agrees to indemnify and hold harmless Company for any damages whether monetary, punitive, or in equity caused by or the result of Employee’s disclosure of confidential or proprietary information or any confidential information belonging to Employee’s former employers or other entities or persons with whom Employee has a duty to not disclose confidential or proprietary information.

1.4       Return of Property and Confidential Information. Upon termination of employment and at any time at the request of Company, Employee will promptly deliver to Company all originals and copies of any notes, data, reference materials, sketches, drawings, memoranda, documents, and records in any way incorporating or reflecting any Confidential Information or any copyrights or proprietary rights therein (whether maintained in tangible or intangible form, computer memory or other format), and whether made or compiled by or on behalf of Employee or made available to Employee by Company, in the possession, custody, or control of Employee. Following termination or a request to return Confidential Information, Employee will not acquire, use, maintain, copy, or disclose any materials containing Confidential Information. Employee will keep Confidential Information confidential in perpetuity following termination of employment. Employee will return any and all equipment, software, keys, access cards, files and other property belonging to Company promptly upon termination of Employee’s employment and at any time at Company’s request. In the event of the termination of Employee’s employment, Employee agrees to sign and deliver the “Termination Certification” attached hereto as Attachment A.

2.              Competition, Solicitation & Nondisparagement

2.1       Restrictions on Competition By Use of Confidential Information. Employee acknowledges that (i) the identities of, and other Confidential Information regarding, past, current, and prospective customers and business partners of Company are confidential and proprietary and constitute trade secrets under applicable law, and are not generally known to the public; (ii) Company uses reasonable efforts to maintain the confidentiality of such Confidential Information; and (iii) Company expends substantial time and resources to obtain and maintain relationships with its past, current, and prospective customers and business partners. Employee understands and acknowledges that the business requirements and likes and dislikes of Company’s customers are intrinsic to the value of this information. Accordingly, Employee agrees, to the extent permitted by applicable law, that Employee will not, during or at any time after Employee’s employment, without the prior written consent of Company, solicit any of the past, current, or prospective customers or business partners of Company to do business with any person or entity whose business competes with the business of Company, in each case, to the extent that the identity of, or other information regarding, such customer or business partner constitutes a trade secret of Company under applicable law, and/or to the extent that such solicitation involves acquisition, disclosure, or use of Company’s Confidential Information. Employee further agrees not to keep or use customer lists, customer information, and/or any other Confidential Information to mail, e-mail, or in any other manner contact or communicate with Company’s customers (past, present and future) for any purpose, including but not limited to soliciting business for Employee’s own business interests or the business interests of any person or entity.

2.2       Nonsolicitation. For one (1) year after termination of Employee’s employment relationship with Company, Employee will not, either directly or indirectly, induce, solicit, recruit, or encourage any person employed by Company to end their employment relationship with Company.

2.3       Noninterference. Employee agrees not to take any action that disrupts, damages, impairs, or interferes with Company’s contractual and/or economic relationships with any business, vendor, officer, director, agent, employee, contractor, or other person or entity; provided, however, Employee will be permitted to do business with or be hired by any vendor, agent or contractor of the Company after one (1) year after termination of Employee’s employment relationship with the Company. For the avoidance of doubt, this covenant shall not be interpreted to extend the one (1) year post-termination duration of the covenants set forth in Sections 2.2 and 2.6 hereof.

2.4       Nondisparagement. Except as otherwise provided in Section 23 of the Employment Agreement and/or applicable law, both during and after Employee’s employment with Company, Employee will not make any representation or statement, whether written or oral, to any person or entity, including, but not limited to, former, current and potential customers, vendors, business partners, employees, or competitors of Company or any of Company’s affiliates, which reflects any opinion, judgment, observation or representation that may defame, disparage, harm, or otherwise reflect negatively on Company or its officers, directors, or employees.

2.5       Prohibition on Competition During Employment. During the course of Employee’s employment with Company, Employee will not directly or indirectly compete with Company or aid any other individual or organization in competition with Company.

2.6       Prohibition on Competition After Employment. For one (1) year after termination of Employee’s employment relationship with Company, in addition to and independent of all other obligations of Employee contained herein, following the termination of Employee’s employment with Company, except as may otherwise be provided by applicable law, Employee will not directly or indirectly compete with Company or aid any other individual or organization in competition with Company, provided that Company continues to pay Employee’s Base Salary of $850,000 per annum as consideration for such prohibition on competition.

2.7       Subpoenas; Cooperation in Defense of Company. If Employee is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information or if Employee is otherwise required by law or regulation to disclose Confidential Information, Employee will promptly notify the Company before making any such production or disclosure and Employee also will provide Company with such information as it may reasonably request to take such action as it deems necessary. Employee agrees to cooperate reasonably with Company, whether during Employee’s employment or thereafter, in the prosecution or defense of all threatened claims or actual litigation in which Company is or may become a party, whether now pending or hereafter brought, in which Employee has knowledge of relevant facts or issues, with the understanding that the Company will pay all of Employee’s reasonable expenses and, if Employee is no longer employed by Company and is required to devote more than ten (10) hours of time in any 12-month period, he will be compensated for such time at a daily rate to be mutually agreed upon by Company and Employee.

3.              Disclosure of Developments to Company

3.1       Developments. As used in this Agreement, “Developments” means any work of authorship, discovery, improvement, invention, design, graphic, source, HTML and other code, trade secret, technology, algorithms, computer program, audio, video or other files or content, idea, design, process, technique, know-how and data, whether or not patentable or copyrightable. Employee agrees to maintain adequate and current written records and promptly disclose in writing to Company, all Developments, made, discovered, conceived, reduced to practice or developed by Employee, either alone or jointly with others, during the term of Employee’s service for Company.

3.2       Disclosure of Developments. Employee will disclose to Company all Developments made, discovered, conceived, reduced to practice, or developed by Employee, either alone or jointly with others, within six (6) months after the termination of Employee’s service with Company which resulted, in whole or in part, from Employee’s prior service for Company. Such disclosures shall be received by Company in confidence (to the extent such Developments are not assigned to Company and do not extend the assignment made below). Employee will not disclose Developments covered by this Section to any person outside Company unless Employee is requested to do so by Company.

4.              Ownership of Developments

4.1       Generally. Employee agrees that all Developments that Employee makes, discovers, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during Employee’s service for Company shall be the sole property of Company to the maximum extent permitted by Section 2870 of the California Labor Code or any like statute of any other state. Section 2870 provides as follows:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(a)       Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(b)       Result from any work performed by the employee for his employer.

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

This assignment shall not extend to Developments the assignment of which is prohibited by Labor Code Section 2870.

Employee will advise Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that Employee believes meet the criteria in Section 2870, above, and Employee will provide to Company in writing all evidence necessary to substantiate that belief. Employee understands that Company will keep in confidence and will not disclose to third parties without Employee’s consent any such information disclosed in writing to Company for this purpose. Employee identifies all such works here (attach additional pages if necessary):

4.2       Works Made for Hire. Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with Developments. Employee further acknowledges and agrees that such Developments, including, without limitation, any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of Company’s rights under copyright laws. Employee hereby assigns to Company any and all rights, title and interest Employee may have or acquire in such Developments.

4.3       Cooperation. Employee agrees to perform, during and after Employee’s service for Company, all acts deemed necessary or desirable by Company to permit and assist it, at Company’s expense, in further evidencing and perfecting the assignments made to Company under this Agreement and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with such Developments and improvements thereto in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Employee’s agents and attorney-in-fact to act for and on Employee’s behalf and instead of Employee, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Developments and improvements thereto with the same legal force and effect as if executed by Employee.

5.              Remedies

Employee agrees that any breach of this Agreement will be grounds for discipline, up to and including termination and legal action. Employee shall notify Company immediately upon discovery of any unauthorized acquisition, disclosure, or use of Confidential Information, or any other breach of this Agreement by Employee or otherwise known to Employee, and will cooperate with Company in every reasonable way to help Company regain possession of the Confidential Information and prevent improper, unauthorized and/or unlawful acts. Notwithstanding any arbitration agreement between Employee and Company, in the event of a breach, or a threatened breach, by Employee of this Agreement, Company shall have the right to have the provisions of this Agreement specifically enforced by any Court having equity jurisdiction, and shall not be required to mediate or arbitrate, because breach or threatened breach will cause irreparable injury to Company and money damages will not provide an adequate remedy. Thus, Company shall be entitled to injunctive relief, specific performance, or both, and shall be entitled to have entered a civil seizure, temporary restraining order, preliminary or permanent injunction, or order compelling specific performance, without the necessity of posting a bond or other security, in addition to whatever other remedies may be available at law or otherwise, to the extent allowed by law. Company has the right to recover damages for all losses, actual and contingent, and the right to require Employee to account for and pay over to Company all profits or other benefits derived or received by Employee as a result of any transactions constituting such a breach.

6.              Authorization to Notify New Employer

Employee hereby authorizes Company to notify Employee’s new employer about Employee’s rights and obligations under this Agreement following the termination of Employee’s service for Company.

7.              Defense of Trade Secrets Act

The federal Defense of Trade Secrets Act provides for the following immunities: (1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.

I acknowledge the foregoing provisions and agree to comply with the terms of this Agreement, including all post-termination obligations set forth herein, as a material condition of my employment with the Company.

/s/ Mark Dybul	Date:	08/11/2021
Mark Dybul

ATTACHMENT A

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, files, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company.

I further certify that I have complied with all the terms of the Company’s Confidential and Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

I understand that post-termination obligations exist under the Company’s Confidential and Proprietary Information Agreement and that the Company may seek any and all avenues of legal redress should I breach that Agreement. I further certify that I have complied with terms of that Agreement and will comply with all post-termination obligations under that Agreement.

Date:
Mark Dybul

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ADDENDUM B

ARBITRATION AGREEMENT

Enochian BioSciences, Inc. (“Employer”) and Mark Dybul (“Employee”) agree to this Arbitration Agreement (the “Agreement”):

1.       “Employer” Defined. For purposes of this Agreement, “Employer” refers to Enochian BioSciences, Inc. (“Company”) and its present and former trustees, officers, directors, owners, shareholders, parent companies, subsidiaries, holding companies, employees, agents, affiliated entities, insurers, attorneys, successors, predecessors, and assigns.

2.       Governing Law. The Federal Arbitration Act governs this Agreement to the maximum extent permitted by law.

3.       Claims Covered. Arbitration is the most traditional form of private dispute resolution. Arbitration is a binding procedure. The arbitrator selected by the parties (usually an attorney or retired judge) renders a decision at the end of an arbitration hearing, and that decision is final and binding, subject only to a very limited court review. Understanding and acknowledging the nature of arbitration, Employer and Employee voluntarily and mutually consent to the resolution by final and binding arbitration of all disputes, claims or controversies of any kind between them, whether now in existence or that may arise in the future, including but not limited to all disputes arising out of, relating to, and/or in connection with Employee’s employment with Employer and/or termination of employment, to the fullest extent allowed by law, including but not limited to any issue concerning the formation, existence, validity, arbitrability, and/or enforceability of this Agreement (“Claims”), with the exception of Claims Not Covered, as provided under Section 4 of this Agreement. Claims include, but are not limited to, the following, whether brought by Employer or Employee: wage and hour claims, including but not limited to claims for overtime, minimum wage, vacation, paid sick leave, paid time off, meal and/or rest breaks, paystub disclosures, unpaid wages, deductions, expense reimbursement, and claims for wages under Labor Code Section 558; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination, harassment, and/or retaliation based on race, color, national origin, ancestry, sex, gender, sexual orientation, age, religion, creed, physical or mental disability, political affiliation, medical condition, marital status, family care, parental status, citizenship status, military and veteran’s status, pregnancy and related conditions, genetic information, and any other basis protected by applicable law; claims for benefits; theft, embezzlement, gross negligence, destruction of property, conversion, and overpayment of wages; misappropriation of property, trade secrets and/or confidential information; breach of the duty of loyalty; breach of fiduciary duty; interference with contract; fraud; unfair competition; gross negligence; any claim for alleged wrongful conduct by Employee of any kind; and claims for violation of any federal, state, local, or other law, including but not limited to Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Labor Code, the Family and Medical Leave Act, the California Family Rights Act, the Equal Pay Act, the Fair Pay Act, the False Claims Act, the Sarbanes-Oxley Act, ERISA, the California Industrial Welfare Commission Orders, the Fair Labor Standards Act, and the California Unfair Competition Act.

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4.       Claims Not Covered. This Agreement does not cover claims for workers’ compensation, state or federal disability benefits, or unemployment compensation benefits; claims or charges filed with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, National Labor Relations Board (NLRB), Securities and Exchange Commission, OSHA or Cal-OSHA, California Department of Labor Standards Enforcement, U.S. Department of Labor, and/or any other governmental agency; claims under an employee welfare benefit or pension plan that specifies that its claims procedure shall culminate in an arbitration procedure different from this one; claims for injunctive relief relating to trade secrets, confidential information, patents, copyright, trademarks, or other intellectual property; claims under the Private Attorneys General Act (PAGA); and claims that cannot be legally arbitrated. Such claims may be presented in the appropriate forum. In addition, nothing in this Agreement waives Employee’s rights under Section 7 of the National Labor Relations Act.

5.       Class and Collective Action Waiver. Employee waives the right to bring any Claim on a class and/or collective action basis, in court, arbitration, or in any other forum, as a named or unnamed plaintiff, participant, class member or in any other capacity. The arbitrator shall have no power to arbitrate class and/or collective action Claims brought by Employee or including Employee. Employee further agrees that if Employee is included in any class and/or collective action of covered Claims, Employee will take all steps necessary to opt out or refrain from opting in. Notwithstanding this waiver, Employee has a statutory right under the National Labor Relations Act to act concertedly on behalf of Employee and others, and to exercise all rights under the Act, including but not limited to Section 7 rights, the right to file statutory claims for public injunctive relief, and the right to file unfair labor practice charges with the National Labor Relations Board.

6.       Arbitration Procedures. As to arbitrable Claims, the parties shall select a neutral arbitrator by mutual agreement from the panel of JAMS. Except as otherwise provided in this Agreement, the JAMS Employment Rules & Procedures, available online (https://www.jamsadr.com/rules-employment) or from Human Resources, shall apply. Prior to beginning work, the Arbitrator must disclose all conflicts of interest. Employer will be responsible for paying all fees and costs unique to the arbitration, including the fees and costs of the Arbitrator. The arbitration shall be confidential to the fullest extent permitted by law. Subject to applicable law or the parties’ written agreement, information exchanged during discovery and presented during the course of the arbitration proceedings shall be kept confidential and shall not be used or disclosed except as necessary for purposes of the arbitration. The arbitration award shall not be published except with the prior written consent of each of the parties. Each party shall have the right to be represented by an attorney, and each party shall pay its own costs and attorneys’ fees (other than arbitrator’s fees and costs unique to the arbitration process, which will be paid for by Employer), except whereas otherwise provided by applicable law regarding attorney’s fees awards to a prevailing party. The Arbitrator will apply whatever statute(s) of limitations applicable by law to the parties’ Claim(s). Each party shall have the right to conduct discovery sufficient to vindicate the Claims at issue, including access to essential documents and witnesses, as determined by the Arbitrator. The Arbitrator shall issue a signed written decision setting forth the basis for the decision and summarizing the key issues and the essential findings and conclusions upon which the award is based. The Arbitrator shall have full authority to award all relief available in a court of law, including but not limited to compensatory and punitive damages, reinstatement, costs, and attorneys’ fees as provided by contract or statute. Judgment upon the award may be entered in any court having proper jurisdiction.

7.        Mediation. Any Claim required to be arbitrated under this Agreement shall be submitted to mediation in a manner agreed to by Employee and Employer. Employee and Employer agree to use mediation to attempt to resolve any such Claim prior to filing for arbitration under this Agreement. Employee and Employer will select a mediator agreeable to both parties. The costs of the mediation and fees of the mediator will be borne entirely by Employer. The parties will cooperate with the mediator on mediation arrangements, including time and place for mediation, who will attend or participate, and what information will be exchanged.

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8.       Additional Provisions. The provisions of this Agreement survive cessation of Employee’s employment and continue thereafter in perpetuity. This Agreement is the entire agreement between the parties and supersedes all prior agreements between them with regard to the subject matter of this Agreement. Employee has the right to consult with counsel of Employee’s choice concerning this Agreement. No party is relying on any representations, oral or written, on the effect, enforceability, or meaning of this Agreement, except as set forth in this Agreement. If any part of this Agreement is held unlawful or unenforceable, the remainder shall be enforceable to the fullest extent permitted by law. This agreement can be executed in counterparts, each of which may be deemed an original and which together shall constitute one instrument.

Employer and Employee fully and voluntarily consent and agree to the terms of this Agreement.

MARK DYBUL		ENOCHIAN BIOSCIENCES, INC., a Delaware corporation

Signature:	/s/ Mark Dybul	By:	/s/ Luisa Puche
Print Name:		Name:	Luisa Puche
		Title:	Chief Financial Officer

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